As filed with the Securities and Exchange Commission on January 19, 2005
Registration No. 333-114209

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 10

to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	8731	04-3244816
(State or other jurisdiction of incorporation or organization)	(Primary SIC Code Number)	(I.R.S. Employer Identification No.)

245 First Street Cambridge, Massachusetts 02142 617-914-3400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Marc D. Beer
President and Chief Executive Officer
245 First Street
Cambridge, Massachusetts 02142
617-914-3400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Marc A. Rubenstein, Esq. Paul Laurino, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110-2624 (617) 951-7000	Glenn R. Pollner, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      This Amendment No. 10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-114209) is being filed solely for the purpose of re-filing Exhibit 23.2, the Consent of PricewaterhouseCoopers GmbH, filed with Amendment No. 9, in order to correct a typographical error contained in the date therein.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, that we will pay in connection with the sale of common stock being registered. All amounts are estimates except the registration fee and the NASD filing fee.

Amount

SEC registration fee	$11,657
NASD Filing Fee	9,700
Nasdaq National Market listing fee	125,000
Printing and engraving	320,000
Legal fees and expenses	1,300,000
Blue sky qualification fees and expenses	15,000
Accounting fees and expenses	700,000
Transfer agent fees	5,000
Miscellaneous expenses	40,643

Total	$2,527,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

      Article VIII of our amended and restated Certificate of Incorporation provides that we shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of ViaCell, or is or was serving, or has agreed to serve, at our request, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in Article VIII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

      Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

      We have obtained insurance covering our directors and officers against losses and insuring ourselves against certain obligations to indemnify our directors and officers.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

      Article VII of our amended and restated Certificate of Incorporation provides that, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the company shall be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

      We have sold and issued the following securities in the previous three years:

      (a) During 2001, we issued 354,032 shares of common stock to employees, former employees, consultants and directors upon option exercises for an aggregate sale price of $191,197 and 39,561 shares of common stock to employees and consultants in consideration for services rendered. We also granted options to employees, consultants and directors to purchase 1,913,621 shares of common stock at exercise prices ranging from $0.75 to $2.00 per share.

      (b) During 2002, we issued 102,362 shares of common stock to employees, former employees, and directors upon option exercises for an aggregate sale price of $31,343 and 9,702 shares of common stock to employees and consultants in consideration for services rendered. We also granted options to employees, consultants and directors to purchase 923,103 shares of common stock at exercise prices pre share ranging from $2.00 to $5.00.

      (c) During 2003, we issued 101,280 shares of common stock to employees, former employees, consultants and directors upon option exercises for an aggregate sale price of $54,009. We also granted options to employees, consultants and directors to purchase 713,436 shares of common stock at an exercise price of $5.00 per share.

      (d) During 2004 up until November 30, 2004, we issued 87,540 shares of common stock to employees, former employees, consultants and directors upon option exercises for an aggregate sale price of approximately $105,950. We also granted options to employees, consultants and directors to purchase 880,150 shares of common stock at an exercise price of $5.00 per share.

      (e) On June 20, 2001, in our acquisition of Cerebrotec, we granted to former Cerebrotec employees options to purchase 7,267 shares of common stock at an exercise price of $0.95 per share.

      (f) On October 25, 2001, we issued 1,875,000 shares of Series I preferred stock to a group of institutional investors for an aggregate price of $15 million.

      (g) On January 25, 2002, we issued 13,333 shares of common stock to ARE-One Innovation Center Drive, LLC for an aggregate sale price of $39,999.

      (h) On October 25, 2001 and January 28, 2002, we issued 250,000 and 187,500 shares, respectively, of Series I preferred stock to Genzyme Corporation for an aggregate purchase prices of $2.0 million and $1.5 million, respectively. On September 30, 2003, we issued 187,500 shares of Series J preferred stock to Genzyme Corporation for an aggregate sale price of $1.5 million.

      (i) On April 9, 2002, we issued to Amgen Inc., in partial consideration for a grant to us by them of a technology license, a warrant to purchase 560,000 shares our common stock at an exercise price per share of $12.00.

      (j) On March 24, 2003, we issued 12,500 shares of our Series I preferred stock to Glaxo Group Limited and SmithKline Beecham as partial consideration for a grant to us of a technology license.

      (k) On October 16, 2003, we issued to General Electric Capital Corporation in connection with a credit facility with G.E. Capital a warrant to purchase 18,750 shares of our Series J preferred stock.

      (l) On December 23, 2003, we issued to Amgen Inc. 2,500,000 shares of our Series K preferred stock for a purchase price of $20 million.

      (m) On August 1, 2002, we issued to Grant Bogle upon his being hired as an employee an option to purchase 300,000 shares of our common stock at an exercise price of $5.00 per share in a private transaction effected in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933 (“the Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

      (n) On September 30, 2003, we issued 791,335 shares, and contingent rights to acquire an additional 289,256 shares, of our Series I preferred stock to former shareholders of Kourion Therapeutics AG as consideration for their sale to us of their shares of that company.

      (o) On September 30 and October 10, 2003, we issued an aggregate of 2,190,000 shares of our Series J preferred stock, combined with contingent rights to acquire warrants to purchase for $5.00 per share an additional 2,190,000 shares of our common stock, to qualified institutional buyers and institutional investors for an aggregate purchase price of $17,520,000.

      There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

      Each option grant and stock issuance described in Items 15(a) through (d) was deemed exempt from registration under the Securities Act under Rule 701 promulgated thereunder, because the security was offered and sold pursuant to either a written compensatory plan or a written contract relating to compensation.

      Each issuance described in Items 15(e) through (l) was deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection to any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access to such information.

      Each issuance described in Items 15(n) and (o) was deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation S under the Securities Act as transactions made outside the United States. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access to such information.

      For additional information concerning these equity investment transactions, reference is made to the information contained under the caption “Certain Relationships and Related Party Transactions” in the form of prospectus included herein.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit
No.		Description of Document

1.1		Form of Underwriting Agreement. Filed previously.
3.1		Sixth Amended and Restated Certificate of Incorporation, to be effective on completion of this offering. Filed previously.(1)
3	.1.1	The Fifth Amended and Restated Certificate of Incorporation of the Company. Filed previously.
3	.1.2	Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. Filed previously.
3	.1.3	Second Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. Filed previously.
3.2		Amended and Restated By-laws, to be effective on completion of this offering. Filed previously.
3.3		By-laws of the Company. Filed previously.
4.1		Specimen Stock Certificate. Filed previously.
4.2		Form of Warrant to purchase Common Stock, together with a list of holders. Previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (No. 333-81650) (the “Previous Registration”) of ViaCell, Inc. (“ViaCell”) and incorporated herein by reference.
4.3		Warrant issued to Amgen Inc. on April 9, 2002 to purchase 560,000 shares Common Stock. Filed previously.
4.4		Warrant issued to General Electric Capital Corporation on October 16, 2003 to purchase 18,750 shares of Series J Preferred Stock. Filed previously.
4.5		Fifth Amended and Restated Registration Rights Agreement dated December 23, 2003 by and among ViaCell and the stockholders named therein. Filed previously.
4	.5.1	Amendment to Fifth Amended and Restated Registration Rights Agreement dated April 1, 2004 by and among ViaCell and the stockholders named therein. Filed previously.
4.6		Letter Agreement dated February 24, 2000 between ViaCell, Inc. and ARE-One Innovation Drive, LLC. Filed previously.
4	.6.1	Agreement dated December 31, 2004 between ViaCell and ARE-One Innovation Drive, LLC. Filed previously.
4.7		Warrant issued by ViaCell to ARE-One Innovation Drive, LLC dated February 24, 2000. Previously filed as Exhibit 10.28 to the Previous Registration and incorporated herein by reference.
5.1		Opinion of Ropes & Gray LLP. Filed previously.
10.1		Amended and Restated 1998 Equity Incentive Plan.** Filed previously.
10.2		2004 Employee Stock Purchase Plan.** Filed previously.
10	.3.1	Letter Agreement dated October 26, 2002 between ViaCell and Jeffrey Sacher.** Filed previously.
10	.3.2	Early Separation Agreement and Mutual General Release dated January 2, 2004 between ViaCell and Jeffrey Sacher.** Filed previously.
10	.4.1	Letter Agreement dated July 1, 2002 between ViaCell and Grant Bogle.** Filed previously.
10	.4.2	Early Separation Agreement and Mutual General Release dated February 18, 2004 between ViaCell and Grant Bogle.** Filed previously.
10.5		Letter Agreement dated June 7, 2001 between ViaCell and Chris Adams.** Previously filed as Exhibit 10.4 to the Previous Registration and incorporated herein by reference.
10.6		Letter Agreement dated May 2, 2000 between ViaCell and Marc Beer.** Previously filed as Exhibit 10.5 to the Previous Registration and incorporated herein by reference.

Exhibit
No.		Description of Document

10.7		Letter Agreement dated May 14, 2001 between ViaCell and Kurt Gunter.** Previously filed as Exhibit 10.8 to the Previous Registration and incorporated herein by reference.
10.8		Letter Agreement dated April 11, 2000 between ViaCell and Morey Kraus.** Previously filed as Exhibit 10.10 to the Previous Registration and incorporated herein by reference.
10.9		Letter Agreement dated September 12, 2003 between ViaCell and Jan van Heek.** Filed previously.
10.10		Letter Agreement dated November 4, 2003 between ViaCell and Vaughn M. Kailian.** Filed previously.
10.11		Letter Agreement dated December 15, 2002 between ViaCell and Paul Hastings.** Previously filed as Exhibit 10.9 to the Previous Registration and incorporated herein by reference.
10.12		Letter Agreement dated August 13, 2003 between ViaCell and George Daley.** Filed previously.
10.13		Stock Purchase Agreement dated September 30, 2003 by and among ViaCell, Kourion Therapeutics AG and the shareholders of Kourion Therapeutics signatory thereto. Filed previously.
10	.13.1	Amendment to Stock Purchase Agreement dated October 25, 2004 by and among ViaCell, Kourion Therapeutics AG and the shareholders of Kourion Therapeutics signatory thereto. Filed previously.
10.14		Series J Convertible Preferred Stock Purchase Agreement dated September 30, 2003 by and among ViaCell and the Purchasers named therein. Filed previously.
10	.15.1	Form of Promissory Note issued by ViaCell to General Electric Capital Corporation. Filed previously.
10	.15.2	Master Security Agreement dated October 16, 2003 by and between ViaCell and General Electric Capital Corporation, as amended by an Amendment dated October 16, 2003. Filed previously.
10	.15.3	Form of Security Deposit Pledge Agreement by and between ViaCell and General Electric Capital Corporation. Filed previously.
10	.16†	Non-Exclusive License Agreement dated January 1, 2003 between ViaCell and SmithKline Beecham Corporation d/b/a GlaxoSmithKline and Glaxo Group Limited. Filed previously.
10	.17†	Co-Development and License Agreement dated July 15, 2003 between ViaCell and Gamete Technology, Inc. Filed previously.
10	.17.1	Letter agreement dated October 18, 2004 between Gamete Technology, Inc. and ViaCell. Filed previously.
10	.18†	Collaboration Agreement dated December 23, 2003 between ViaCell and Amgen Inc. Filed previously.
10	.19†	License Agreement dated January 18, 2001 between Cerebrotec, Inc., now ViaCell Neuroscience, Inc., and the General Hospital Corporation, d/b/a Massachusetts General Hospital. Filed previously.
10	.20†	License Agreement dated March 15, 2002 between ViaCell Endocrine Science, Inc. and the General Hospital Corporation, d/b/a Massachusetts General Hospital. Filed previously.
10	.21†	License Agreement dated August 1, 2002 between ViaCell and Massachusetts Institute of Technology. Filed previously.
10.23		Sublease Agreement dated November 1, 2001 between ViaCell and ARIAD Corporation. Previously filed as Exhibit 10.21 to the Previous Registration and incorporated herein by reference.

Exhibit
No.		Description of Document

10.24		Lease Agreement dated April 20, 1999 between Viacord, Inc. and Molded Antennas for Telecommunications, Inc. Previously filed as Exhibit 10.20 to the Previous Registration and incorporated herein by reference.
10.25		Lease Agreement dated April 12, 2002 between ViaCell and Dugan Financing LLC. Filed previously.
10.26		Sublease Agreement dated April 11, 2002 between ViaCell and Advanced Cell Technology, Inc. Filed previously.
10	.26.1	The First Amendment to Sublease Agreement, dated February 14, 2003, between ViaCell and ARIAD Corporation. Filed previously.
10	.26.2	The Second Amendment to Sublease Agreement, dated December 18, 2003, between ViaCell and ARIAD Corporation. Filed previously.
10.27		Lease Agreement dated March 25, 2002 between ViaCell and Singapore Science Park Limited. Filed previously.
10.28		Lease Agreement dated February 24, 2000, as amended May 31, 2001, between ViaCell and ARE-One Innovation Drive, LLC. Previously filed as Exhibit 10.18 to the Previous Registration and incorporated herein by reference.
10	.28.1	The Second Amendment to Lease Agreement, dated April 4, 2002, between ViaCell and ARE-One Innovation Drive, LLC. Filed previously.
10.29		Lease Agreement dated December 22, 2003 between ViaCell and MA-Riverview/245 First Street, LLC. Filed previously.
10.30		Summary of Lease Agreement dated October 1, 2002 between Kourion Therapeutics AG and W.H.L. Grundstücksgemeinschaft GbR. Filed previously.
10.31		Letter Agreement dated March 11, 2004 between ViaCell and Stephen Dance.** Filed previously.
10	.32†	License Agreement dated September 1, 2004 between Tyho Galileo Research Laboratory, LLC and ViaCell, Inc. Filed previously.
10	.33†	Research Agreement dated December 13, 2004 between Genzyme Corporation and ViaCell. Filed previously.
10.34		Letter Agreement dated December 29, 2004 from ViaCell to Stephan Wnendt.** Filed previously.
21.1		Subsidiaries of ViaCell. Filed previously.
23.1		Consent of PricewaterhouseCoopers LLP. Filed previously.
23.2		Consent of PricewaterhouseCoopers GmbH. Filed herewith.
23.3		Consent of Ropes & Gray LLP. Included in the opinion filed as Exhibit 5.1.
24.1		Power of Attorney (included on signature page of the Registration Statement when initially filed)

(1)	As proposed to be filed with the Secretary of State of the State of Delaware concurrently with the closing of this offering.

†	This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.

**	Indicates a management contract or compensatory plan.

(b) Financial Statement Schedules

None.

      Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 19th day of January 2005.

VIACELL, INC.

By:	/s/ MARC D. BEER

Marc D. Beer
Chief Executive Officer, Director

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ MARC D. BEER Marc D. Beer		Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2005

/s/ STEPHEN G. DANCE Stephen G. Dance		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2005

* Vaughn M. Kailian		Director	January 19, 2005

* George Daley, M.D., Ph.D.		Director	January 19, 2005

* Ansbert Gadicke, M.D.		Director	January 19, 2005

* Paul Hastings		Director	January 19, 2005

* Denise Pollard-Knight		Director	January 19, 2005

* James Tullis		Director	January 19, 2005

* Jan van Heek		Director	January 19, 2005

*By:	/s/ STEPHEN G. DANCE Stephen G. Dance Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description of Document

1.1		Form of Underwriting Agreement. Filed previously.
3.1		Sixth Amended and Restated Certificate of Incorporation, to be effective on completion of this offering. Filed previously.(1)
3	.1.1	The Fifth Amended and Restated Certificate of Incorporation of the Company. Filed previously.
3	.1.2	Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. Filed previously.
3	.1.3	Second Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company. Filed previously.
3.2		Amended and Restated By-laws, to be effective on completion of this offering. Filed previously.
3.3		By-laws of the Company. Filed previously.
4.1		Specimen Stock Certificate. Filed previously.
4.2		Form of Warrant to purchase Common Stock, together with a list of holders. Previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (No. 333-81650) (the “Previous Registration”) of ViaCell, Inc. (“ViaCell”) and incorporated herein by reference.
4.3		Warrant issued to Amgen Inc. on April 9, 2002 to purchase 560,000 shares Common Stock. Filed previously.
4.4		Warrant issued to General Electric Capital Corporation on October 16, 2003 to purchase 18,750 shares of Series J Preferred Stock. Filed previously.
4.5		Fifth Amended and Restated Registration Rights Agreement dated December 23, 2003 by and among ViaCell and the stockholders named therein. Filed previously.
4	.5.1	Amendment to Fifth Amended and Restated Registration Rights Agreement dated April 1, 2004 by and among ViaCell and the stockholders named therein. Filed previously.
4.6		Letter Agreement dated February 24, 2000 between ViaCell, Inc. and ARE-One Innovation Drive, LLC. Filed previously.
4	.6.1	Agreement dated December 31, 2004 between ViaCell and ARE-One Innovation Drive, LLC. Filed previously.
4.7		Warrant issued by Viacell to ARE-One Innovation Drive, LLC dated February 24, 2000. Previously filed as Exhibit 10.28 to the Previous Registration and incorporated herein by reference.
5.1		Opinion of Ropes & Gray LLP. Filed previously.
10.1		Amended and Restated 1998 Equity Incentive Plan.** Filed previously.
10.2		2004 Employee Stock Purchase Plan.** Filed previously.
10	.3.1	Letter Agreement dated October 26, 2002 between ViaCell and Jeffrey Sacher.** Filed previously.
10	.3.2	Early Separation Agreement and Mutual General Release dated January 2, 2004 between ViaCell and Jeffrey Sacher.** Filed previously.
10	.4.1	Letter Agreement dated July 1, 2002 between ViaCell and Grant Bogle.** Filed previously.
10	.4.2	Early Separation Agreement and Mutual General Release dated February 18, 2004 between ViaCell and Grant Bogle.** Filed previously.
10.5		Letter Agreement dated June 7, 2001 between ViaCell and Chris Adams.** Previously filed as Exhibit 10.4 to the Previous Registration and incorporated herein by reference.

Exhibit No.		Description of Document

10.6		Letter Agreement dated May 2, 2000 between ViaCell and Marc Beer.** Previously filed as Exhibit 10.5 to the Previous Registration and incorporated herein by reference.
10.7		Letter Agreement dated May 14, 2001 between ViaCell and Kurt Gunter.** Previously filed as Exhibit 10.8 to the Previous Registration and incorporated herein by reference.
10.8		Letter Agreement dated April 11, 2000 between ViaCell and Morey Kraus.** Previously filed as Exhibit 10.10 to the Previous Registration and incorporated herein by reference.
10.9		Letter Agreement dated September 12, 2003 between ViaCell and Jan van Heek.** Filed previously.
10.10		Letter Agreement dated November 4, 2003 between ViaCell and Vaughn M. Kailian.** Filed previously.
10.11		Letter Agreement dated December 15, 2002 between ViaCell and Paul Hastings.** Previously filed as Exhibit 10.9 to the Previous Registration and incorporated herein by reference.
10.12		Letter Agreement dated August 13, 2003 between ViaCell and George Daley.** Filed previously.
10.13		Stock Purchase Agreement dated September 30, 2003 by and among ViaCell, Kourion Therapeutics AG and the shareholders of Kourion Therapeutics signatory thereto. Filed previously.
10	.13.1	Amendment to Stock Purchase Agreement dated October 25, 2004 by and among ViaCell, Kourion Therapeutics AG and the shareholders of Kourion Therapeutics signatory thereto. Filed previously.
10.14		Series J Convertible Preferred Stock Purchase Agreement dated September 30, 2003 by and among ViaCell and the Purchasers named therein. Filed previously.
10	.15.1	Form of Promissory Note issued by ViaCell to General Electric Capital Corporation. Filed previously.
10	.15.2	Master Security Agreement dated October 16, 2003 by and between ViaCell and General Electric Capital Corporation, as amended by an Amendment dated October 16, 2003. Filed previously.
10	.15.3	Form of Security Deposit Pledge Agreement by and between ViaCell and General Electric Capital Corporation. Filed previously.
10	.16†	Non-Exclusive License Agreement dated January 1, 2003 between ViaCell and SmithKline Beecham Corporation d/b/a GlaxoSmithKline and Glaxo Group Limited. Filed previously.
10	.17†	Co-Development and License Agreement dated July 15, 2003 between ViaCell and Gamete Technology, Inc. Filed previously.
10	.17.1	Letter Agreement dated October 18, 2004 between Gamete Technology, Inc. and ViaCell. Filed previously.
10	.18†	Collaboration Agreement dated December 23, 2003 between ViaCell and Amgen Inc. Filed previously.
10	.19†	License Agreement dated January 18, 2001 between Cerebrotec, Inc., now ViaCell Neuroscience, Inc., and the General Hospital Corporation, d/b/a Massachusetts General Hospital. Filed previously.
10	.20†	License Agreement dated March 15, 2002 between ViaCell Endocrine Science, Inc. and the General Hospital Corporation, d/b/a Massachusetts General Hospital. Filed previously.
10	.21†	License Agreement dated August 1, 2002 between ViaCell and Massachusetts Institute of Technology. Filed previously.

Exhibit No.		Description of Document

10.23		Sublease Agreement dated November 1, 2001 between ViaCell and ARIAD Corporation. Previously filed as Exhibit 10.21 to the Previous Registration and Incorporated herein by reference.
10.24		Lease Agreement dated April 20, 1999 between Viacord, Inc. and Molded Antennas for Telecommunications, Inc. Previously filed as Exhibit 10.20 to the Previous Registration and Incorporated herein by reference.
10.25		Lease Agreement dated April 12, 2002 between ViaCell and Dugan Financing LLC. Filed previously.
10.26		Sublease Agreement dated April 11, 2002 between ViaCell and Advanced Cell Technology, Inc. Filed previously.
10	.26.1	The First Amendment to Sublease Agreement, dated February 14, 2003, between ViaCell and ARIAD Corporation. Filed previously.
10	.26.2	The Second Amendment to Sublease Agreement, dated December 18, 2003, between ViaCell and ARIAD Corporation. Filed previously.
10.27		Lease Agreement dated March 25, 2002 between ViaCell and Singapore Science Park Limited. Filed previously.
10.28		Lease Agreement dated February 24, 2000, as amended May 31, 2001, between ViaCell and ARE-One Innovation Drive, LLC. Previously filed as Exhibit 10.18 to the Previous Registration and incorporated herein by reference.
10	.28.1	The Second Amendment to Lease Agreement, dated April 4, 2002, between ViaCell and ARE-One Innovation Drive, LLC. Filed previously.
10.29		Lease Agreement dated December 22, 2003 between ViaCell and MA-Riverview/245 First Street, LLC. Filed previously.
10.30		Summary of Lease Agreement dated October 1, 2002 between Kourion Therapeutics AG and W.H.L. Grundstücksgemeinschaft GbR. Filed previously.
10.31		Letter Agreement dated March 11, 2004 between ViaCell and Stephen Dance.** Filed previously.
10	.32†	License Agreement dated September 1, 2004 between Tyho Galileo Research Laboratory, LLC and ViaCell, Inc. Filed previously.
10	.33†	Research Agreement dated December 13, 2004 between Genzyme Corporation and ViaCell. Filed previously.
10.34		Letter Agreement dated December 29, 2004 from ViaCell to Stephan Wnendt.** Filed previously.
21.1		Subsidiaries of ViaCell. Filed previously.
23.1		Consent of PricewaterhouseCoopers LLP. Filed previously.
23.2		Consent of PricewaterhouseCoopers GmbH. Filed herewith.
23.3		Consent of Ropes & Gray LLP. Included in the opinion filed as Exhibit 5.1.
24.1		Power of Attorney (included on signature page of the Registration Statement when initially filed)

(1)	As proposed to be filed with the Secretary of State of the State of Delaware concurrently with the closing of this offering.

†	This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.

**	Indicates a management contract or compensatory plan.